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                                                                    Exhibit 4.8

                               WARRANT AGREEMENT


                                    BETWEEN

                           BENTON OIL AND GAS COMPANY

                                      and




                            Dated as of May 15, 1992



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     WARRANT AGREEMENT dated as of May 15, 1992, between Benton Oil and Gas
Company, a Delaware corporation (the "Company") and ___________________________ ("_______________").

     WHEREAS, ________________ has agreed pursuant to the Seller Dealer Agreement (the "Agreement") dated ____________ _____, 1992 to act as a selling broker ("Selling Broker") in connection with the Company's proposed public offering of up to $10,000,000 of 8% Convertible Subordinated Debentures due May 1, 2002 (the "Debentures").

     WHEREAS, the Company proposes to issue to __________________ as partial compensation for its agreement to act as a Selling Broker pursuant to the Agreement, common stock purchase warrants (the "Warrants") to purchase up to ________ shares (the "Warrant Shares") of the Company's Common Stock par value $.01 per share (the "Common Stock"), each Warrant entitling the holder thereof to purchase one share of Common Stock.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein and in the Agreement set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. ISSUANCE OF WARRANTS; FORM OF WARRANT. The Company will issue and deliver the Warrants to ________, or to bona fide officers or partners thereof designated by ________, on the Closing Date referred to in the Agreement in consideration for, and as part of the compensation to ________ in connection with _______ acting as a Selling Broker pursuant to the Agreement. The number of Warrants to be issued and delivered shall be ________. No cash consideration will be paid by ________ for the Warrants. The text of each Warrant, of the purchase form and of each assignment form to be printed on the reverse thereof shall be substantially as set forth in Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, President, Treasurer or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or future Secretary or an Assistant Secretary of the Company. A Warrant bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the delivery of such Warrant or did not hold such offices on the date of this Agreement.


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     Warrants shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

     The demand registration rights as set forth in Section 13 hereof may be exercised during a four year period commencing one year from the effective date of the offering of Debentures and the piggyback registration rights as set forth in Section 13 hereof will expire seven years from the effective date of the offering of Debentures.

     2. REGISTRATION. The Warrants shall be numbered and shall be registered on the books of the Company (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of _______________ in such denominations as ______________ may request in writing to the Company.

     3. EXCHANGE OF WARRANT CERTIFICATES. Subject to any restriction upon transfer set forth in this Agreement, each Warrant certificate may be exchanged at the option of the holder thereof for another certificate or certificates of different denominations entitling the Holder thereof to purchase upon surrender to the Company or its duly authorized agent a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested. Any Warrant issued upon exchange, transfer or partial exercise of the Warrants shall be the valid obligation of the Company, evidencing the same generic rights and entitled to the same generic benefits under this Agreement as the Warrants surrendered for such exchange, transfer or exercise.


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     4. RESTRICTIONS ON TRANSFER. From the date hereof until April 22, 1993 (the
"Restricted Period"), the Warrants and the Warrant Shares may not be sold, transferred, assigned or hypothecated except to _____________ or to individuals who are bona fide officers or partners of ______________ or by operation of law. The Warrants shall be transferable only on the Warrant Register upon delivery to the Company of the Warrant Certificate or certificates duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. Notwithstanding the foregoing and whether or not during the Restricted Period, the Company shall have no obligation to cause Warrants to be transferred on its books to any person, unless the Holder of such Warrants shall furnish to the Company evidence of compliance with the Securities Act of 1933, as amended (the "Act"), in accordance with the provisions of Section 11 of this Agreement.

     5. TERM OF WARRANTS; EXERCISE OF WARRANTS.

        (a) Each Warrant entitles the Holder thereof to purchase one share of Common Stock subject to adjustment in accordance with Section 9 hereof at any time from 9:00 A.M., Los Angeles time, on November 1, 1993 until 5:00 P.M., Los Angeles time, on April 22, 1997 (the "Expiration Date") at a purchase price of $10.297 per share (which such price shall not be less than 125% of the Common Stock Price defined below subject to adjustment in accordance with Section 9 hereof (the Warrant Price")). The Common Stock Price is the lower of (i) the average closing price of the Company's Common Stock, as reported by the American Stock Exchange, for the 30 business days prior to the business day immediately preceding the Debenture offering termination date; or (ii) the average closing price of the Company's Common Stock, as reported by the American Stock Exchange, for the five business days prior to the business day immediately preceding such date.

        (b) The Warrant Price and the number of shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 9 of this Agreement. Subject to the provisions of




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     this Agreement, each Holder shall have the right, which may be exercised as expressed in such Warrants, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable shares of Common Stock specified in such Warrants, upon surrender to the Company, or its duly authorized agent, of such Warrants, with the purchase form on the reverse thereof duly filled in and signed, and upon payment to the Company of the Warrant Price, as adjusted in accordance with the provisions of Section 9 of this Agreement, for the number of shares in respect of which such Warrants are then exercised. Payment of such Warrant Price may be made only in cash, by certified or official bank check.

Upon such surrender of Warrants, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and (subject to receipt of evidence of compliance with the Act in accordance with the provisions of Section 11 of this Agreement) in such name or names as the Holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants, together with cash, as provided in Section 10 of this Agreement, in respect of any fraction of a share of such stock otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Warrant price as aforesaid; PROVIDED, HOWEVER, that if, at the time of surrender of the Warrant and payment of such Warrant Price, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of the Warrants shall be closed, the certificates for the shares in respect of which the warrants are then exercised shall be issuable as of the date on which such books shall next be opened whether before, on or after the Expiration Date and until such date the Company shall be under no duty to deliver any certificate for such shares; PROVIDED, FURTHER, however, that the transfer books shall not be closed at any one time for a period longer than five days unless otherwise required by law. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of less than all of the shares purchasable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued.



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     5.1. COMPLIANCE WITH GOVERNMENT REGULATIONS. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise or conversion of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange, before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be, PROVIDED, HOWEVER, that in no event shall such shares of Common Stock be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect.

     6. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants and any securities issued pursuant to Section 9 hereof; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares and any securities issued pursuant to Section 9 hereof in a name other than that of the Holder of such Warrants.


     7. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity or bond, if requested, also reasonably satisfactory to the Company. An applicant for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.


     8. RESERVATION OF WARRANT SHARES; PURCHASE AND CANCELLATION OF WARRANTS. There have been reserved out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the Common Stock ("Transfer Agent") and every subsequent transfer agent for any



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shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply the Transfer Agent and any such subsequent transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be issuable as provided in Section 10 of this Agreement. The Company will furnish to the Transfer Agent and any such subsequent transfer agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 9.3 hereof. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled, and such cancelled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants (subject to adjustment as herein provided). No shares of stock shall be subject to reservation in respect of the Warrants subsequent to the Expiration Date except to the extent necessary to comply with the terms of this Agreement.

     9. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereafter defined.

     9.1. MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

        (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of




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     Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto regardless of whether the Warrants are exercisable at the time of the happening of such event or at the time of any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

        (b) In case the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them (for a period expiring within 60 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of Common Stock (as determined in accordance with paragraph (e) below), the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of common stock so offered would purchase at the current market price per share of Common Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

        (c) In case the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above or in the paragraph immediately following this paragraph) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares



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     thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as determined in accordance with paragraph (e) below) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

        In the event of distribution by the Company to all holders of its shares of Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Holder of each Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto regardless of whether the Warrants are exercisable at such time, all subject to further adjustment as provided in this subsection 9.1; PROVIDED, HOWEVER, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

        (d) In case the Company shall sell and issue shares of Common Stock (other than pursuant to rights, options, warrants, or convertible securities initially issued before the date of this Agreement) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding shares, rights, options, warrants or convertible securities issued in any of the transactions described in paragraphs (a), (b) or (c) above) at a price per share of Common Stock (determined, in the case of such rights, options, warrants or convertible securities, by dividing (w) the total of the amount received or receivable by the Company (determined as provided below) in consideration of the sale and issuance of such rights,


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     options, warrants or convertible securities, by (x) the total number of shares of Common Stock covered by such rights, options, warrants or convertible securities) lower than the then current market price per share of Common Stock (as determined in accordance with paragraph (e) below) in effect immediately prior to such sale and issuance, then the number of Warrant shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Warrant shares theretofore purchasable upon exercise by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares, rights, options, warrants or convertible securities plus the number of shares of Common Stock sold or subject to issuance pursuant to such rights, options, warrants or convertible securities, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares, rights, options, warrants or convertible securities plus the number of shares of Common Stock which the aggregate consideration received or receivable (determined as provided below) for such sale or issuance would purchase at such current market price per share. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustments, the consideration received or receivable by the Company for rights, options, warrants or convertible securities shall be deemed to be the consideration received by the Company for such right, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants or convertible securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common stock" and the "consideration received or receivable by the Company" for purposes of the first sentence of this paragraph (d), the Board of Directors shall determine, in its discretion the fair value of said property, and such determination, if made in good faith, shall be binding upon all Holders.

        (e) For the purpose of any computation under paragraphs (b), (c) and (d) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily closing prices of the Company's Common Stock, as reported by the American Stock Exchange, for 30 consecutive trading days commencing 45 trading days before the date of such computation. The closing price for each day shall be the




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     last such reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ or any comparable system. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price, in good faith, on the basis of such quotations as it considers appropriate. Notwithstanding the foregoing, for the purpose of any calculation under paragraph (d) above (A) with respect to any issuance of options under the Company's employee compensation stock option plans as in effect or as adopted by the Board of Directors of the Company on the date hereof, the term "current market price" in such instances shall mean the fair market price on the date of the issuance of any such option determined in accordance with the Company's employee compensation stock option plans as in effect or as adopted by the Board of Directors of the Company on the date hereof; and (B) with respect to any issuances of Common Stock (or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock) in connection with bona fide corporate transactions (other than issuances in such transactions for cash or similar consideration), the term "fair market price" shall mean the fair market price per share as determined in arm's length negotiations by the Company and such other parties (other than affiliates or subsidiaries of the Company) to such transactions as reflected in the definitive documentation with respect thereto, unless such determination is not reasonably related to the closing market price on the date of such determination.

        (f) In any case in which this Section 9.1 shall require that any adjustment in the number of Warrant Shares be made effective as of immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuing to the Holder of any Warrant exercised after that record date the shares of Common Stock and other securities of the Company, if any, issuable upon the exercise of any Warrant over and above the shares of Common Stock and other securities of the Company, if any, issuable upon the exercise of any Warrant prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional



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     shares or securities upon the occurrence of the event requiring such adjustment.

        (g) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

        (h) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

        (i) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b), (c) and (d) if the Company issues or distributes to each Holder of Warrants the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto regardless of whether the Warrants are exercisable at the time of the happening of such event or at the time of any record date with respect thereto. No adjustment need be made for a change in the par value of the Warrant Shares.

        (j) For the purpose of this Section 9.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other




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     securities so purchasable upon exercise of each Warrant and the Warrant
     Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (i), inclusive, above, and the provisions of Section 5 and Sections
     9.2 through 9.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

          (k) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; PROVIDED, FURTHER, that no such readjustment shall have the effect of increasing the Warrant Price or decreasing the number of Warrant Shares by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.


         9.2. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Warrant Price to any amount determined appropriate by the Board of Directors of the Company.


         9.3. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to each Holder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and



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the Warrant Price of such Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate, absent manifest error, shall be conclusive evidence of the correctness of such adjustment.


         9.4. NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 9.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.


         9.5. PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with each Holder an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action regardless of whether the Warrants are exercisable at the time of such action; PROVIDED, HOWEVER, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this Section 9.5 shall similarly apply to successive consolidations, mergers, sales, transfers or leases.


         9.6. STATEMENT ON WARRANTS. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.


         10. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10 be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the closing price for one share of the Common Stock, as determined in accordance with paragraph (e) of Subsection 9.1, on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.


         11. REGISTRATION UNDER THE SECURITIES ACT OF 1933. ________________ represents and warrants to the Company that _________________ will not dispose of any such Warrants or Warrant Shares except pursuant to (i) an effective registration statement, or (ii) an applicable exemption from registration under the Securities Act of 1933 (the "Act"). In connection with any sale by ___________________pursuant to clause (ii) of the preceding sentence,
_________________ shall furnish to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such exemption from registration is available in connection with such sale.


         12. CERTIFICATE TO BEAR LEGENDS. The Warrants shall be subject to a stop-transfer order and the certificate or certificates therefor shall bear the following legend by which each Holder shall be bound:


             "THE WARRANTS REPRESENTED BY THIS CERTIFICATE
             AND THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."


         The Warrant Shares or other securities issued upon exercise of the Warrants shall, unless issued pursuant to an effective registration statement, be subject to a stop-transfer order and the certificate or certificates evidencing any such Warrant Shares or securities shall bear the following legend by which the Holder thereof shall be bound:

         "THE SHARES OR OTHER SECURITIES REPRESENTED BY
         THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

         13. Registration Rights.
             -------------------

         (a) DEMAND REGISTRATION RIGHTS. The Company covenants and agrees with ___________ and any subsequent Holders of the Warrants and/or Warrant Shares that within thirty (30) days after receipt of a written request from Holders of twenty-five percent in interest of the Warrants and/or Warrant Shares issued under the Warrant Agreement dated May 15, 1992 that they desire and intend to transfer all or a portion of such securities (and any securities received by the Holders of the Warrants pursuant to Section 9 hereof) under such circumstances that a public offering within the meaning of Act would be involved, the Company shall file a registration statement (and use its best efforts to cause such registration statement to become effective under the Act) with respect to the offering and sale or other disposition of such securities (including any securities received by the Holders of the Warrants pursuant to Section 9 hereof) (all such securities, the "Offered Securities"). The Company shall continuously maintain the effectiveness of such registration statement for the lesser of (i) 180 days after the effective date of the registration statement or (ii) the consummation of the distribution by the Holders of the Offered Securities covered by such registration statement (the "Termination Date"); provided, however, that if at the Termination Date the Offered Securities are covered by a registration statement which also covers other securities and which is required to remain in effect beyond the Termination Date, the Company shall maintain in effect such registration statement as it relates to the Offered Securities for so long as such registration statement (or any subsequent registration statement) remains or is required to remain in effect for any of such other securities. The Company shall not include any securities other than the Offered Securities in any such registration statement pursuant to any "piggyback" or similar registration rights granted by the Company after the date hereof without the consent of a majority in interest of the Holders of the Offered Securities. The Company shall not be required to comply with more than one request for registration pursuant to this Section 13(a) or to cause any such registration statement to become effective prior to November 1, 1993 or to comply with a request for registration pursuant to this Section 13(a) made after April 22, 1997, PROVIDED, HOWEVER, that if a request is properly and timely made on or prior to April 22, 1997 pursuant to this Section 13(a), the Company shall be required to comply with such request even though the registration statement does not or cannot become effective until after April 22, 1997 or the effectiveness of such registration statement is otherwise required under this
Section 13(a) to be maintained beyond April 22, 1997. All expenses of such registration shall be borne by the Company, except that underwriting commissions and expenses attributable to the Warrants and/or Warrant Shares will be borne by such Holders requesting that such securities be offered.

         (b) PIGGYBACK REGISTRATION RIGHTS. The Company covenants and agrees with _________________ and any subsequent holders of the Warrants and/or Warrant Shares that, in the event the Company proposes to file a registration statement under the Act prior to April 22, 1999 with respect to the firm commitment offering of Common Stock (other than in connection with an exchange offer or a registration statement on Form S-4 or S-8 or other similar registration statements not available to register securities so requested to be included) which the Company believes will be or become effective at any time on or after November 1, 1993, the Company shall in each case give written notice of such proposed filing to (i) the holders of the Warrant Shares and (ii) if on or before the Expiration Date, the holders of the Warrants, in each case at least 30 days before the earlier of the anticipated or the actual effective date of the registration statement and at least ten days before the initial filing of such registration statement and such notice shall offer to such Holders the opportunity to include in such registration statement such number of Warrant Shares and/or Warrants (and any securities received by the Holders of the Warrants pursuant to Section 9 hereof) (all such securities, the "Piggyback Securities", and together with the Offered Securities, the "Registrable Securities") as they may request. Holders desiring inclusion of Piggyback Securities in such registration statement shall so inform the Company by written notice, given within 10 days of the giving of such notice by the Company in accordance with the provisions of Section 15 hereof. The Company shall permit, or shall cause the managing underwriter of a proposed offering to permit, the Holders of Piggy-back Securities requested to be included in the registration to include such securities in the proposed offering on the same terms and conditions as applicable to securities of the Company, if any, included therein for the account of any person other than the Company and the Holders of Warrants and/or Warrant Shares. Notwithstanding the foregoing, if any such managing underwriter shall advise the Company in writing that, in its opinion, the distribution of securities by holders thereof, including all or a portion of the Piggy-back Securities, requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the Holders of such Warrants and/or Warrant Shares shall delay their offering and sale of Piggy-back Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 120 days, as the managing underwriter shall request, provided that if any other securities are included in such registration statement for the account of any person other than the Company and the Holders of Warrants and/or Warrant Shares, then such securities, including the Warrants and/or Warrant Shares, so included shall be apportioned among holders who wish to be included therein pro rata according to amounts so requested to be included by each such person provided, further, that if the holder of the Company's securities that have been granted registration rights by the Company pursuant to a Registration Rights Agreement dated as of May 31, 1991 (the "Partners Agreement") among the Company, Shallow Waters Limited Partnership, West Cote Partners Limited Partnership, Palace Exploration Company and Pelham, Inc. (together, the "Partners") enforce, in the circumstances described in Section 2(b) thereof, the right granted thereunder in
Section 2(b) thereof to cause all securities of the Company owned by other persons to be reduced before securities of the Partners are reduced, then the Company shall (unless objected to by the Partners and prohibited by the Partners Agreement) reduce the number of securities it is seeking registration of in such amount equal to the number the Holders of the Piggy-back Securities would have been required to reduce but for the provisions of this proviso and register such amount of Piggy-back Securities. No such delay shall in any event impair any right granted hereunder to make subsequent requests for inclusion pursuant to the terms of this Section 13(b). The Company shall continuously maintain in effect any registration statement on Form S3 with respect to which the Piggy-back Securities have been requested to be included (and so included) for a period of not less than (i) 180 days after the effectiveness of such registration statement or (ii) the consummation of the distribution by the Holders of the Piggy-back Securities ("Piggy-back Termination Date"); PROVIDED, HOWEVER, that if at the Piggy-back Termination Date the Piggy-back Securities are covered by a registration statement which is, or is required to remain, in effect beyond the Piggy-back Termination Date, the Company shall maintain in effect the registration statement as it relates to the Piggy-back Securities for so long as such registration statement remains or is required to remain in effect for any of such other securities. All expenses of such registration shall be borne by the Company, except that underwriting commissions and expenses attributable to the Warrants and/or Warrant Shares and fees and disbursements of counsel (if any) to the Holders requesting that such Warrants and/or Warrant Shares be offered will be borne by such Holders.

         (c) OTHER MATTERS. In connection with the registration of Registerable Securities in accordance with Paragraph (a) or (b) above, the Company agrees to:

             i) Use its best efforts to register or qualify the Registrable Securities for offer or sale under state securities or Blue Sky laws of such jurisdictions in which the Holders of such Warrants and/or Warrant Shares shall designate; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject, and use its best efforts to do any and all other acts and things which may be necessary or advisable to enable the holders to consummate the sale, transfer or other disposition of such securities in any jurisdiction;

             ii) Enter into indemnity and contribution agreements, each in customary form, with each underwriter, if any, and each Holder of Registrable Securities included in such registration statement; and, if requested, enter into an underwriting agreement containing customary representations, warranties, covenants, allocation of expenses, and customary closing conditions including, but not limited to, opinions of counsel and accountants cold comfort letters, with any underwriter who participates in the offering of Registrable Securities;

             iii) Pay all expenses in connection with the registration of the Warrants and/or Warrant Shares under the Act and compliance with the provisions of clause (i) above, except to the extent otherwise provided in Sections 13(a) and 13(b); and

             iv) List the Warrant Shares on each securities exchange in which the Common Stock is listed.

         In connection with the registration of Registrable Securities in accordance with Paragraph (b) above, the Holders agree to enter into an underwriting agreement containing customary representations, warranties, covenants, allocation of expenses (not otherwise inconsistent with this Agreement), and customary closing conditions, with any underwriter who participates in the offering of Registrable Securities.

         (d) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY AND HOLDERS. The Company agrees (i) not to effect any public sale or distribution of any securities similar to the Registrable Securities or any securities convertible into or exchangeable or exercisable for such securities (or any option or other right for such securities), except for any securities that may be issued to the Holders of the Warrants pursuant to Section 9 hereof, during the 15-day period prior to, and during the 60-day period beginning on the effective date of any registration statement under which the Registrable Securities are registered in accordance with Section 13(a) (other than as part of such registration). As required under Warrant Agreements dated January 23, 1992 ("Agreement") the Holders agree not to effect any public sale or distribution of any securities similar to the Registrable Securities as defined under the Agreement (or any securities convertible into or exchangeable or exercisable for any such similar securities) during the periods described in clause (i) of Section 13(d) of the Agreement, in each case including a sale pursuant to Rule 144 under the Act (or any similar provision then in effect). Upon notice given pursuant to Section 13(a) of the Agreement, any demand registration rights hereunder with respect to any securities of the Company lapse until the expiration of 180 days after the date of completion of any distribution contemplated by Section 13(a) thereof. The Holders of Warrants and Warrant Shares have no "piggy-back" registration rights with respect to any registration effected pursuant to Section 13(a) of the Agreement.

         (e) RULE 144. With a view to making available to Holders the benefits of certain rules of the Securities and Exchange Commission (the "Commission") that may permit the sale of Registrable Securities to the public without registration, the Company hereby covenants and agrees to use its best efforts to file in a timely manner all reports and other documents required to be filed by it under the Act and the Securities Exchange Act of 1934 and the rules and regulations adopted by the Commission thereunder necessary to permit sales under Rule 144 under the Act, and the Company will take such further action to the extent required from time to time to enable Holders to sell Registrable Securities (whether or not any such securities have been the subject of a demand or piggy-back request under Section 13 hereof) without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.


         14. NO RIGHTS AS STOCKHOLDERS; NOTICE TO HOLDERS. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

             (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

             (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof; or

             (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease or all or substantially all of its property, assets, and business as an entirety) shall be proposed, then in any one or more of said events the Company shall (a) give notice in writing of such event to the Holders as provided in

Section 15 hereof and (b) if there are more than 100 Holders, cause notice of such event to be published once in The Wall Street Journal (national edition), such giving of notice and publication to be completed at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.


         15. NOTICES. Any notice pursuant to this Agreement to be given or made by the Holder of any Warrant or Warrant Shares to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows:

         Benton Oil and Gas Company
         300 Esplanade Drive
         Suite 2000
         Oxnard, California  93030
         Attention:  David H. Pratt

Notices or demands authorized by this Agreement to be given or made to or on the Holder of any Warrant or Warrant Shares shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by registered mail, return receipt requested, postage prepaid, addressed to such Holder at the address of such Holder as shown on the Warrant Register or the Common Stock Register, as the case may be.


         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.


         17. SUPPLEMENTS AND AMENDMENTS. The Company and the Holders may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holders. Any amendment to this Agreement may be effected with the consent of Holders of at least 66 2/3% of the Warrants (for this purpose Warrant Shares shall be deemed to be Warrants in the proportion that Warrant Shares are then issuable upon the exercise of Warrants); provided that, any amendment which shall have the effect of materially adversely affecting the interests of any Holder shall not be effective with respect to such Holder if such Holder shall not have consented thereto.


         18. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.


         19. MERGER OR CONSOLIDATION OF THE COMPANY. So long as this Agreement remains in effect, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement executed and delivered to the Holders, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.


         20. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders of the Warrants and Warrant Shares.


         21. CAPTIONS. The captions of the sections and subsections of this Agreement have been inserted for convenience and shall have no substantive effect.


         22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day, month and year first above written.

                                   BENTON OIL AND GAS COMPANY


                                   By:
                                      ---------------------------------
                                      David H. Pratt,
                                      Vice President - Finance

(CORPORATE SEAL)

Attest:



-----------------------------
Toni L. Jackson

                                                                     EXHIBIT A

                         (FORM OF WARRANT CERTIFICATE)


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS AND COMMON STOCK UNDERLYING SUCH WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

             No. UD-1                                  Warrants

                        VOID AFTER 5:00 P.M. LOS ANGELES
                             TIME ON APRIL 22, 1997
                           BENTON OIL AND GAS COMPANY
                              WARRANT CERTIFICATE


         THIS CERTIFIES THAT for value received ______________, the registered holder hereof or registered assigns (the "Holder"), is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time from 9:00 A.M., Los Angeles time, on November 1, 1993, until 5:00 P.M., Los Angeles time, on April 22, 1997, one fully paid and nonassessable share of the Common Stock (subject to adjustment), par value $0.01 per share (the "Common Stock"), of Benton Oil and Gas Company, a Delaware corporation (the "Company"), at the purchase price of $10.297 per share, subject to adjustment (the "Warrant Price"). Payment of the Warrant Price may be made in cash, by certified or official bank check.

         This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated May 15, 1992 (the "Warrant Agreement") between the Company and ___________________________ which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. The Warrants shall not be sold, transferred, assigned, hypothecated or otherwise disposed of prior to the close of business on April 22, 1993 except to the extent set forth in the Warrant Agreement. Copies of the Warrant Agreement are on file at the principal office of the Company.

         The Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the company may treat the Holder hereof as the owner for all purposes.

         The Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

         No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

         Neither the Warrants nor the Warrant Certificate entitles any Holder hereof to any of the rights of a stockholder of the Company.

         IN WITNESS WHEREOF, Benton Oil and Gas Company has caused the signature (or facsimile signature) of its Vice President and Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.

                                   BENTON OIL AND GAS COMPANY


                                   By:
                                      -----------------------------------
                                        David H. Pratt, Vice
                                        President-Finance


Attest:



----------------------------------
Toni L. Jackson, Secretary

                                 PURCHASE FORM



         (To be executed upon exercise of Warrant). To Benton Oil and Gas
Company.

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $___________.

         Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:


                                             Name
                                                 ------------------------------
                                                  (Please Print Name, Address
                                                  and Social Security No.)


                                             Signature
                                                      -------------------------


                                             NOTE: The above signature should
                                             correspond exactly with the name on
                                             the face of this Warrant
                                             Certificate or with the name of
                                             assignee appearing in the
                                             assignment form below.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash.

Dated:                , 19      Signature
      ----------------    ---             ---------------------------


                                -------------------------------------
                                Please Print Name

                                   ASSIGNMENT



         (To be executed only upon assignment of Warrant Certificate.)

         For value received, ___________________________ hereby sells, assigns and transfers unto _________________________________ the within Warrant
Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________, attorney, to transfer said Warrant Certificate on the books of the withinnamed Company, with full power of substitution in the premises.

Dated:               , 19
      ---------------    ---



                                            --------------------------------

                                            NOTE: The above signature should
                                            correspond exactly with the name on
                                            the face of this Warrant
                                            Certificate.